Exhibit 99.1

The information below is based on the information retrieved from the website of Companies House in the United Kingdom, and is available at: https://www.gov.uk/government/organisations/companies-house. The document is titled “Full accounts made up to 31 December 2014”.

Amec Foster Wheeler Energy Limited

Condensed Financial Statements

Profit and loss account for the year ended December 31, 2014 and 2013 (in £ 000's)	2014	2013

Continuing operations
Turnover	£425,097	£325,227
Gross (loss) / profit	(25,401)	18,282
Operating loss	(48,051)	(6,238)
(Loss) / profit for the financial year	(73,636)	273

Balance sheet as of December 31, 2014 and 2013 (in £ 000's)	2014	2013
Fixed assets	£6,994	£19,503
Current assets	261,177	322,663
Creditors - amounts falling due within one year	(204,882)	(246,971)
Total assets less current liabilities	63,289	95,195
Creditors - amounts falling due after more than one year	(11,821)	(19,806)
Provisions for liabilities and charges	(52,131)	(75)
Net (liabilities) / assets	(663)	75,314
Total shareholders' (deficit) / funds	(663)	75,314